VERTEX ENERGY, INC. 8-K

EXHIBIT 99.1

Vertex Energy Announces Second Quarter 2023 Results

HOUSTON, TX / BUSINESSWIRE / August 9, 2023 / Vertex Energy, Inc. (NASDAQ: VTNR) (“Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced its financial results for the second quarter ended June 30, 2023.

The Company will host a conference call to discuss second quarter 2023 results today at 8:30 A.M. Eastern Time, details are included at the end of this release.

SECOND QUARTER 2023 HIGHLIGHTS

●	Reported net loss attributable to common shareholders of $(81.4) million, or $(1.03) per basic share

●	Reported Adjusted EBITDA of $(34.2) million

●	Continued safe operation of the Company’s Mobile, Alabama refinery (the “Mobile Refinery”) with second quarter 2023 conventional throughput of 76,330 barrels per day (bpd), above prior guidance

●	Renewable diesel (RD) facility repair and start-up successfully completed with targeted Phase I throughput capacity of 8,000 bpd demonstrated during the quarter

●	Lower conventional refining margins driven by weakness in market prices for refined fuels and additional costs incurred during RD repair and start-up procedure

●	Total cash and cash equivalents of $52.1 million including restricted cash of $3.6 million as of June 30, 2023

Vertex reported second quarter 2023 net loss attributable to common shareholders of $(81.4) million, or $(1.03) per basic share, versus a net loss attributable to common shareholders of $(67.0) million, or $(0.99) per basic share for the second quarter of 2022. Adjusted EBITDA (see “Non-GAAP Financial Measures”, below) was $(34.2) million for the second quarter 2023, compared to Adjusted EBITDA of $71.3 million in the prior-year period. Financial results for the second quarter of 2023 include a non-cash, one-time interest expense in the amount of $63.0 million related to the recent privately negotiated exchange of approximately $79.9 million of Vertex’s Senior Secured 6.25% Convertible Notes Due 2027, which closed on June 12, 2023. Schedules reconciling the Company’s generally accepted accounting principles in the United States (“GAAP”) and non-GAAP financial results, including Adjusted EBITDA are included later in this release (see also “Non-GAAP Financial Measures”, below).

MANAGEMENT COMMENTARY

“During the second quarter, we made considerable progress in developing our broader strategic vision of creating a vertically integrated renewable fuels company,” stated Benjamin P. Cowart, President and CEO of Vertex, who continued, “While short-term profitability on the conventional fuels refining business was negatively impacted by a combination of deterioration in market conditions and the added expense associated with the start-up of our renewable diesel facility, we successfully achieved several important strategic milestones through establishing RD production, accelerating our feedstock strategy, and improving balance sheet efficiency, which we believe will help drive greater long-term shareholder value for the company.”

SEGMENT PERFORMANCE

MOBILE REFINERY OPERATIONS

The Mobile Refinery operations generated a gross profit (loss) of ($6.4) million and $52.7 million of fuel gross margin (a non-GAAP measure) or $7.34 per barrel during the second quarter 2023, versus generating a gross profit of $65.5 million, and fuel gross margin (a non-GAAP measure) of $103.8 million, or $16.17 per barrel of fuel gross margin in the first quarter of 2023. Adjusting for the impact of $3.66 of Renewable Identification Number (RIN) expense per barrel, RIN adjusted fuel gross margin at the Mobile Refinery was $27.3 million, or $3.68 per barrel for the second quarter of 2023, versus $87.7 million, or $13.66 per barrel of RIN adjusted fuel gross margin in the first quarter of 2023. On an adjusted fuel gross margin per barrel basis, including the impact of renewable diesel production, the Mobile Refinery captured 31% of the Gulf Coast 2-1-1 crack spread. Adjusting for the partial production period of renewable diesel and limited revenue contribution during the quarter, the Mobile Refinery generated a conventional only fuel gross margin per barrel of 34%.

The decline in adjusted fuel gross margin per barrel and resulting deterioration in reported capture rate of the benchmark Gulf Coast 2-1-1 crack spread was attributed to a decline in margins for refined products, compounded by approximately $20 million of one-time expenses incurred as a result of the repair and resumed start-up procedures of the Company’s renewable diesel facility during the quarter. The benchmark Gulf Coast 2-1-1 crack spread decreased from $31.59 per barrel in the first quarter of 2023 to $23.60 in the second quarter, while pricing for refined products outside of the benchmark crack spread, such as Jet fuel, which experienced significant pressure during the second quarter of 2023.

Financial results for the Mobile Refinery reported for the second quarter of 2023 reflect the combined contribution of conventional fuels refining operations, as well as the operation of the Company’s renewable diesel facility which began production on May 27th. The partial production period and limited revenue recorded from the renewable diesel facility, compounded by the additional expenses incurred for the repair of feedstock pumping systems, as well as typical one-time start-up expenses, had a disproportionate negative impact on overall refining profitability during the quarter and we believe this does not reflect the state of operating profitability for the facility longer-term.

Total throughput at the Mobile Refinery was 78,820 bpd in the second quarter of 2023, including 76,330 bpd of conventional and 2,490 bpd of renewable throughput, respectively. Total production of finished high-value, light products, such as gasoline, diesel and jet fuel, represented approximately 61% of the total production in the second quarter of 2023, vs. 62% in the first quarter 2023, as anticipated. Changes in the Company’s product yield profile have led to a higher percentage of products not accounted for in the benchmark Gulf Coast 2-1-1 crack spread. Consequently, this has caused the reported capture rate of the benchmark crack spread to vary significantly.

Third Quarter 2023 Mobile Refinery Financial and Operating Results ($/millions unless otherwise noted)

SEGMENT PERFORMANCE

	1Q23	2Q23	2023 YTD	%Q/Q
Total Throughput (bpd)[1]	71,328	78,820	75,095	11%
Total Production (MMbbl)[1]	6.24	7.19	13.43	15%
Conventional Facility Capacity Utilization[2]	95.1%	101.8%	98.5%

Total Operating Expense	$26.5	$30.4	$55.1	15%

Operating Expenses Per Barrel ($/bbl)	$3.84	$4.23	$4.05	10%

Fuel gross margin	$103.8	$52.7	$156.5	-49%

RIN expense[3]	$16.1	$25.4	$41.5	58%

RIN Adjusted Fuel Gross Margin	$87.7	$27.3	$115.0	-69%

Fuel Gross Margin Per Barrel ($/bbl)	$16.17	$7.34	$11.51	-55%

RIN expense Per Barrel ($/bbl)	$2.51	$3.66	$3.05	46%

RIN Adjusted Fuel Gross Margin Per Barrel of Throughput	$13.66	$3.68	$8.46	-73%

Gulf Coast 2-1-1 Crack Spread	$31.59	$23.60	$27.59	-25%
Capture Rate[5]	53.0%	33.9%	39.4%	-36%
Adjusted Capture Rate	43.2%	15.6%	30.7%	-64%

Production Yield
Gasoline (bpd)	15,723	17,812	16,774	13%
% Production	22.7%	23.2%	22.6%
ULSD (bpd)	14,720	15,618	15,171	6%
% Production	21.2%	20.3%	20.4%
Jet (bpd)	12,789	13,570	13,182	6%
% Production	18.4%	17.7%	17.8%
Other[4]	26,119	29,828	27,983	14%
% Production	37.7%	37.7%	37.7%
Renewable diesel	0	2,208	1,110	0%
% Production	0.0%	2.8%	1.5%
Total Production (bpd)	69,351	79,036	74,220	14%
Total Production (MMbbl)	6.24	7.19	13.43	15%

1.) Includes soybean oil throughput of 2,490 bpd and 1.252 MMbbl for 2Q23 and YTD, respectively
2.) Assumes 75,000 barrels per day of conventional operational capacity
3.) RIN: Renewable identification number
4.) Other includes naphtha, intermediates, and LPG
5.) Capture rate reflects conventional fuels gross margin only

Renewable Diesel Facility

Renewable diesel production facility successfully started following system repairs. Vertex’s previously disclosed failure in the renewable diesel feedstock pumping system was successfully repaired on-time, with facility start-up procedures successfully completed on May 27th. During the quarter, production volumes of renewable diesel were steadily increased to expected Phase 1 target capacity of approximately 8,000 barrels per day.

Feedstock Supply Strategy Advanced. Recent operation and testing of the renewable diesel facility demonstrated stable operations at designed rates with yields at or better than targets. The shorter than anticipated break in period of the renewable diesel facility, combined with deteriorating economics of refined, bleached, deodorized (“RBD”) soybean oil feedstock during the quarter drove an acceleration of the Company’s deployment of its longer-term feedstock optimization strategy. The Company recently introduced Distillers Corn Oil or “DCO” into its feedstock blend last week and has advanced a combination of eight different feedstock blends through its feedstock approval process over the last six weeks.

Balance Sheet and Liquidity Update

As of June 30, 2023, Vertex had total debt outstanding of $327.4 million, including lease obligations of $162.1 million. The Company had total cash and equivalents of $52.1 million including $3.6 million of restricted cash on the balance sheet as of June 30, 2023, for a net debt position of $275.3 million. The ratio of net debt to trailing twelve month Adjusted EBITDA was 3.6 times as of June 30, 2023.

On June 12, 2023, the Company successfully executed the exchange of approximately $79.9 million principal amount of its 6.25% Senior Secured Convertible due 2027 into 17.2 million shares of common stock. The Company currently has $15.2 million of remaining principal outstanding in its 6.25% Senior Secured Convertible notes.

Management Outlook

All guidance presented below is current as of the time of this release and is subject to change. All prior financial guidance should no longer be relied upon.

Third Quarter 2023 Financial and Operating Outlook:

	3Q 2023
Operational:	Low	High
Mobile Refinery Conventional Throughput Volume (Mbpd)	74.0	77.0
Capacity Utilization	99%	103%
Production Yield Profile
Finished Products[1]	59%	63%
Intermediate & Other Products[2]	41%	37%

Financial Guidance:
Direct Operating Expense ($/bbl)	$3.60	$3.80
Capital Expenditures ($/MM)	$20	$25

1.) Finished products include gasoline, ULSD, and Jet A

2.) Intermediate & Other products include VGO, LPGs, VTB

CONFERENCE CALL AND WEBCAST DETAILS

A conference call will be held today, August 9, 2023 at 8:30 A.M. Eastern Time to review the Company’s financial results, discuss recent events and conduct a question-and-answer session. An audio webcast of the conference call and accompanying presentation materials will also be available in the “Events and Presentation” section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, visit the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic: 1-877-407-0784
International: 1-201-689-8560

To listen to a replay of the teleconference, which will be available through August 15, 2023, either go to the Events and Presentation section of Vertex’s website at www.vertexenergy.com, or call the number below:

Domestic Replay: 1-844-512-2921
International: 1-412-317-6671

Access ID: 13739964

ABOUT VERTEX ENERGY

Vertex Energy is a leading energy transition company that specializes in producing both renewable and conventional fuels. Our innovative solutions are designed to enhance the performance of our customers and partners while also prioritizing sustainability, safety, and operational excellence. With a commitment to providing superior products and services, Vertex Energy is dedicated to shaping the future of the energy industry.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s projected Outlook for the third quarter of 2023, as discussed above; the need for additional capital in the future, including, but not limited to, in order to complete future capital projects and satisfy liabilities, the Company’s ability to raise such capital in the future, and the terms of such funding; the timing of planned capital projects at the Company’s refinery located in Mobile, Alabama (the “Mobile Refinery”) and the outcome of such projects; the future production of the Mobile Refinery, including but not limited to renewable diesel production; estimated and actual production and costs associated with the renewable diesel capital project; estimated revenues over the course of the agreement with Idemitsu; anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future capital projects; changes in commodity and credits values; certain early termination rights associated with third party agreements and conditions precedent to such agreements; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property; the Company’s ability to scale its business; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s ability to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation; the Company’s ability to maintain relationships with partners; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low-carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; the Company’s ability to effectively manage growth; decreases in global demand for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts; expected and unexpected downtime at the Company’s facilities; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROJECTIONS

The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

NON-GAAP FINANCIAL MEASURES

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this news release we also present Adjusted EBITDA, Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput, Operating Expenses Per Barrel of Throughput, RIN Adjusted Fuel Gross Margin, RIN Adjusted Fuel Gross Margin Per Barrel of Throughput, Net Long-Term Debt and Ratio of Net Long-Term Debt (collectively, the “Non-GAAP Financial Measures”) The Non-GAAP Financial Measures are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with GAAP. EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA represents net income (loss) from operations plus unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly related to Renewable Identification Numbers (RINs), and inventory adjustments, depreciation and amortization, acquisition costs, gain on change in value of derivative warrant liability, environmental clean-up, stock-based compensation, (gain) loss on sale of assets, interest expense, and certain other unusual or non-recurring charges included in selling, general, and administrative expenses. Adjusted Gross Margin is defined as gross profit (loss) plus unrealized gain or losses on hedging activities and inventory valuation adjustments. Fuel Gross Margin is defined as Adjusted Gross Margin, plus production costs, operating expenses and depreciation attributable to cost of revenues and other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, RFS costs (mainly related to RINs), inventory valuation adjustments, fuel financing costs and other revenues and cost of sales items. Fuel Gross Margin Per Barrel of Throughput is calculated as fuel gross margin divided by total throughput barrels for the period presented. Operating Expenses Per Barrel of Throughput is defined as total operating expenses divided by total barrels of throughput. RIN Adjusted Fuel Gross Margin is defined as [Fuel Gross Margin minus RIN expense divided by total barrels of throughput. RIN Adjusted Fuel Gross Margin Per Barrel of Throughput is calculated as RIN Adjusted Fuel Gross Margin divided by total throughput barrels for the period presented. Net Long-Term Debt is long-term debt and lease obligations, adjusted for unamortized discount and deferred financing costs, insurance premiums financed, less cash and cash equivalents and restricted cash. Ratio of Net Long-Term Debt is defined as Long-Term Debt divided by Adjusted EBITDA.

The Non-GAAP Financial Measures are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. We believe that the Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use the Non-GAAP Financial Measures as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. The Non-GAAP Financial Measures are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: the Non-GAAP Financial Measures do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; the Non-GAAP Financial Measures do not reflect changes in, or cash requirements for, capital expenditures or working capital needs; the Non-GAAP Financial Measures do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, the Non-GAAP Financial Measures do not reflect any cash requirements for such replacements; Adjusted EBITDA, Adjusted Gross Margin, Fuel Gross Margin and RIN Adjusted Fuel Gross Margin represent only a portion of our total operating results; and other companies in this industry may calculate the Non-GAAP Financial Measures differently than we do, limiting their usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the sections titled “Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput, Operating Expenses Per Barrel of Throughput, RIN Adjusted Fuel Gross Margin and RIN Adjusted Fuel Gross Margin Per Barrel of Throughput”, “Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations”, and “Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Ratio of Net Debt”, at the end of this release.

CONTACT:

IR@vertexenergy.com

203-682-8284

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(UNAUDITED)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$48,532	$141,258
Restricted cash	3,603	4,929
Accounts receivable, net	50,995	34,548
Inventory	215,672	135,473
Prepaid expenses and other current assets	52,929	36,660
Assets held for sale, current	—	20,560
Total current assets	371,731	373,428

Fixed assets, net	298,112	201,749
Finance lease right-of-use assets	66,301	44,081
Operating lease right-of use assets	92,502	53,557
Intangible assets, net	12,241	11,827
Deferred taxes assets	10,975	2,498
Other assets	3,338	2,245
TOTAL ASSETS	$855,200	$689,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$41,373	$20,997
Accrued expenses	87,642	81,711
Finance lease liability-current	2,320	1,363
Operating lease liability-current	25,588	9,012
Current portion of long-term debt, net	18,245	13,911
Obligations under inventory financing agreements, net	162,096	117,939
Derivative commodity liability	3,357	242
Liabilities held for sale, current	—	3,424
Total current liabilities	340,621	248,599

Long-term debt, net	123,653	170,010
Finance lease liability-long-term	67,290	45,164
Operating lease liability-long-term	66,914	44,545
Deferred tax liabilities	—	—
Derivative warrant liability	13,855	14,270
Other liabilities	1,377	1,377
Total liabilities	613,710	523,965

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

STOCKHOLDERS’ EQUITY

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 93,236,563 and 75,668,826 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively.	93	76
Additional paid-in capital	381,776	279,552
Accumulated deficit	(143,431)	(115,893)
Total Vertex Energy, Inc. stockholders’ equity	238,438	163,735
Non-controlling interest	3,052	1,685
Total equity	241,490	165,420
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$855,200	$689,385

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$734,893	$1,029,369	$1,426,035	$1,103,906
Cost of revenues (exclusive of depreciation and amortization shown separately below)	729,649	1,007,143	1,349,001	1,068,133
Depreciation and amortization attributable to costs of revenues	6,630	4,063	10,967	5,090
Gross profit (loss)	(1,386)	18,163	66,067	30,683

Operating expenses:
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately below)	42,636	40,748	84,578	52,897
Depreciation and amortization attributable to operating expenses	1,028	1,127	2,044	1,536
Total operating expenses	43,664	41,875	86,622	54,433
Loss from operations	(45,050)	(23,712)	(20,555)	(23,750)
Other income (expense):
Other income (loss)	(496)	171	1,156	643
Gain (loss) on change in value of derivative warrant liability	9,600	(945)	415	(4,524)
Interest expense	(77,536)	(47,712)	(90,013)	(51,933)
Total other expense	(68,432)	(48,486)	(88,442)	(55,814)
Loss from continuing operations before income tax	(113,482)	(72,198)	(108,997)	(79,564)
Income tax benefit (expense)	28,688	—	27,676	—
Loss from continuing operations	(84,794)	(72,198)	(81,321)	(79,564)
Income from discontinued operations, net of tax (see note 23)	3,340	8,416	53,680	14,973
Net loss	(81,454)	(63,782)	(27,641)	(64,591)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from continuing operations	(53)	137	(103)	64
Net income attributable to non-controlling interest and redeemable non-controlling interest from discontinued operations	—	3,050	—	6,862
Net loss attributable to Vertex Energy, Inc.	(81,401)	(66,969)	(27,538)	(71,517)

Accretion of redeemable noncontrolling interest to redemption value from continued operations	—	(7)	—	(428)

Net loss attributable to common stockholders from continuing operations	(84,741)	(72,342)	(81,218)	(80,056)
Net income attributable to common stockholders from discontinued operations, net of tax	3,340	5,366	53,680	8,111
Net loss attributable to common shareholders	$(81,401)	$(66,976)	$(27,538)	$(71,945)

Basic loss per common share
Continuing operations	$(1.07)	$(1.07)	$(1.05)	$(1.22)
Discontinued operations, net of tax	0.04	0.08	0.69	0.12
Basic loss per common share	$(1.03)	$(0.99)	$(0.36)	$(1.10)

Shares used in computing earnings per share
Basic	79,519	67,923	77,615	65,660
Diluted	79,519	67,923	77,615	65,660

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except par value)

(UNAUDITED)

Six Months Ended June 30, 2023
	Common Stock		Series A Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2023	75,669	$76	—	$—	$279,552	$(115,893)	$1,685	$165,420
Exercise of options	166	—	—	—	209	—	—	209
Stock based compensation expense	—	—	—	—	365	—	—	365
Non-controlling shareholder contribution	—	—	—	—	—	—	980	980
Net income (loss)	—	—	—	—	—	53,863	(50)	53,813
Balance on March 31, 2023	75,835	76	—	—	280,126	(62,030)	2,615	220,787
Exercise of options	195	—	—	—	169	—	—	169
Stock based compensation expense	—	—	—	—	368	—	—	368
Senior Note Converted	17,207	17	—	—	101,113	—	—	101,130
Non-controlling shareholder contribution	—	—	—	—	—	—	490	490
Net loss	—	—	—	—	—	(81,401)	(53)	(81,454)
Balance on June 30, 2023	93,237	$93	—	$—	$381,776	$(143,431)	$3,052	$241,490

Six Months Ended June 30, 2022
	Common Stock		Series A Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2022	63,288	$63	386	$—	$138,620	$(110,614)	$1,997	$30,066
Exercise of options	60	—	—	—	76	—	—	76
Exercise of warrants	1,113	1	—	—	(1)	—	—	—
Stock based compensation expense	—	—	—	—	250	—	—	250
Conversion of Series A Preferred stock to common	5	—	(5)	—	—	—	—	—
Equity component of the convertible note issuance, net	—	—	—	—	78,789	—	—	78,789
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	(422)	—	(422)
Net income (loss)	—	—	—	—	—	(4,547)	3,739	(808)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	(3,769)	(3,769)
Balance on March 31, 2022	64,466	64	381	—	217,734	(115,583)	1,967	104,182
Exercise of options to common	498	1	—	—	553	—	—	554
Exercise of options to common- unissued	—	—	—	—	3	—	—	3
Distribution to non-controlling shareholder	—	—	—	—	—	—	(380)	(380)
Adjustment of redeemable non-controlling interest	—	—	—	—	29	(29)	—	—
Conversion of Convertible Senior Notes to common	10,164	10	—	—	59,812	—	—	59,822
Share based compensation expense	—	—	—	—	324	—	—	324
Conversion of Series A Preferred stock to common	381	1	(381)	—	—	—	—	1
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	(6)	—	(6)
Net income (loss)	—	—	—	—	—	(66,970)	3,188	(63,782)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	(3,023)	(3,023)
Balance on June 30, 2022	75,509	$76	—	$—	$278,455	$(182,588)	$1,752	$97,695

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

(UNAUDITED)	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(27,641)	$(64,591)
Income from discontinued operations, net of tax	53,680	14,973
Loss from continuing operations	(81,321)	(79,564)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities
Stock based compensation expense	733	574
Depreciation and amortization	13,011	6,626
Deferred income tax benefit	(27,676)	—
Gain on sale of assets	(2)	(83)
Provision for environment clean up	—	1,429
Increase in allowance for bad debt	93	432
(Decrease) increase in fair value of derivative warrant liability	(415)	4,524
Loss on commodity derivative contracts	2,123	98,274
Net cash settlements on commodity derivatives	1,269	(70,951)
Amortization of debt discount and deferred costs	70,948	40,001
Changes in operating assets and liabilities
Accounts receivable and other receivables	(18,589)	(89,207)
Inventory	(80,199)	(65,679)
Prepaid expenses and other current assets	(16,546)	(18,613)
Accounts payable	20,376	44,561
Accrued expenses	5,932	27,171
Other assets	(1,090)	29
Net cash used in operating activities from continuing operations	(111,353)	(100,476)
Cash flows from investing activities
Purchase of intangible assets	(2,500)	(106)
Investment in Mobile Refinery assets	—	(227,525)
Purchase of fixed assets	(105,344)	(2,150)
Proceeds from sale of discontinued operation	92,034	—
Proceeds from sale of fixed assets	5	157
Net cash used in investing activities from continuing operations	(15,805)	(229,624)
Cash flows from financing activities
Payments on finance leases	(908)	(402)
Proceeds from exercise of options and warrants to common stock	378	633
Distributions to noncontrolling interest	—	(380)
Contributions received from noncontrolling interest	1,470	—
Net change on inventory financing agreements	43,657	172,607
Redemption of noncontrolling interest	—	(50,666)
Proceeds from note payable	13,081	165,718
Payments on note payable	(24,422)	(7,716)
Net cash provided by financing activities from continuing operations	33,256	279,794

Discontinued operations:
Net cash provided by (used in) operating activities	(150)	12,476
Net cash used in investing activities	—	(783)
Net cash provided by (used in) discontinued operations	(150)	11,693

Net decrease in cash, cash equivalents and restricted cash	(94,052)	(38,613)
Cash, cash equivalents, and restricted cash at beginning of the period	146,187	136,627
Cash, cash equivalents, and restricted cash at end of period	$52,135	$98,014

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

(Continued)

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets to the same amounts shown in the consolidated statements of cash flows (in thousands).

	Six Months Ended
	June 30, 2023	June 30, 2022

Cash and cash equivalents	$48,532	$97,914
Restricted cash	3,603	100
Cash and cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$52,135	$98,014

SUPPLEMENTAL INFORMATION
Cash paid for interest	$24,755	$51,950
Cash paid for taxes	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Equity component of the convertible note issuance	$—	$78,789
ROU assets obtained from new finance lease obligation	$23,990	$45,096
Exchange of Convertible Senior Notes to common stock	$79,948	$59,822
ROU assets obtained from new operating lease obligation	$38,945	$—
Accretion of redeemable non-controlling interest to redemption value	$—	$428

Unaudited segment information for the three and six months ended June 30, 2023 and 2022 is as follows (in thousands):

Three Months Ended June 30, 2023
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$492,109	$21,797	$149	$514,055
Re-refined products	215,508	3,536	(2,560)	216,484
Services	3,802	552	—	4,354
Total revenues	711,419	25,885	(2,411)	734,893
Cost of revenues (exclusive of depreciation and amortization shown separately below)	710,958	23,263	(4,572)	729,649
Depreciation and amortization attributable to costs of revenues	5,568	1,062	—	6,630
Gross profit (loss)	(5,107)	1,560	2,161	(1,386)
Selling, general and administrative expenses	32,969	4,504	5,163	42,636
Depreciation and amortization attributable to operating expenses	822	38	168	1,028
Loss from operations	$(38,898)	$(2,982)	$(3,170)	$(45,050)

Capital expenditures	$27,762	$2,827	$—	$30,589

Three Months Ended June 30, 2022
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$719,607	$56,520	$—	$776,127
Re-refined products	244,476	5,956	—	250,432
Services	2,307	503	—	2,810
Total revenues	966,390	62,979	—	1,029,369
Cost of revenues (exclusive of depreciation and amortization shown separately below)	959,684	47,459	—	1,007,143
Depreciation and amortization attributable to costs of revenues	3,105	958	—	4,063
Gross profit	3,601	14,562	—	18,163
Selling, general and administrative expenses	23,679	4,199	12,870	40,748
Depreciation and amortization attributable to operating expenses	829	46	252	1,127
Income (loss) from operations	$(20,907)	$10,317	$(13,122)	$(23,712)

Capital expenditures	$1,568	$194	$—	$1,762

Six Months Ended June 30, 2023
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$964,661	$51,220	$(570)	$1,015,311
Re-refined products	400,352	7,947	(4,573)	403,726
Services	5,734	1,264	—	6,998
Total revenues	1,370,747	60,431	(5,143)	1,426,035
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,300,770	53,681	(5,450)	1,349,001
Depreciation and amortization attributable to costs of revenues	8,862	2,105	—	10,967
Gross profit	61,115	4,645	307	66,067
Selling, general and administrative expenses	59,455	9,303	15,820	84,578
Depreciation and amortization attributable to operating expenses	1,630	76	338	2,044
Income (loss) from operations	$30	$(4,734)	$(15,851)	$(20,555)

Capital expenditures	$97,670	$7,674	$—	$105,344

Six Months Ended June 30, 2022
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$749,063	$91,471	$—	$840,534
Re-refined products	249,739	10,272	—	260,011
Services	2,307	1,054	—	3,361
Total revenues	1,001,109	102,797	—	1,103,906
Cost of revenues (exclusive of depreciation and amortization shown separately below)	992,770	75,363	—	1,068,133
Depreciation and amortization attributable to costs of revenues	3,228	1,862	—	5,090
Gross profit	5,111	25,572	—	30,683
Selling, general and administrative expenses	24,804	8,322	19,771	52,897
Depreciation and amortization attributable to operating expenses	934	104	498	1,536
Income (loss) from operations	$(20,627)	$17,146	$(20,269)	$(23,750)

Capital expenditures	$1,956	$194	$—	$2,150

The following summarized unaudited financial information has been segregated from continuing operations and reported as discontinued operations for the three and six months ended June 30, 2023, and 2022 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$—	$23,832	$7,366	$42,759
Cost of revenues (exclusive of depreciation shown separately below)	—	12,735	4,589	22,918
Depreciation and amortization attributable to costs of revenues	—	391	124	782
Gross profit	—	10,706	2,653	19,059
Operating expenses:
Selling, general and administrative expenses (exclusive of depreciation shown separately below)	—	2,220	632	3,938
Depreciation and amortization expense attributable to operating expenses	—	62	21	125
Total operating expenses	—	2,282	653	4,063
Income from operations	—	8,424	2,000	14,996
Other income (expense)
Interest expense	—	(8)	—	(23)
Total other expense	—	(8)	—	(23)
Income before income tax	—	8,416	2,000	14,973
Income tax expense	—	—	(528)	—
Gain on sale of discontinued operations, net of $1,453 and $18,671 of tax for three and six months ended June 30, 2023	3,340	—	52,208	—
Income from discontinued operations, net of tax	$3,340	$8,416	$53,680	$14,973

Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput, Operating Expenses Per Barrel of Throughput, RIN Adjusted Fuel Gross Margin and RIN Adjusted Fuel Gross Margin Per Barrel of Throughput

Three Months Ended March 31, 2023

In thousands	Mobile Refinery
Gross profit	$65,470
Unrealized (gain) loss on hedging activities	$(570)
Inventory valuation adjustments	(1,532)
Adjusted gross margin	$63,368
Variable production costs attributable to cost of revenues	21,252
Depreciation and amortization attributable to cost of revenues	3,144
RINs	16,115
Realized (gain) loss on hedging activities	(439)
Financing costs	2,295
Other revenues	(1,933)
Fuel gross margin	$103,802
Throughput (bpd)	71,328
Fuel gross margin per barrel of throughput	$16.17
Adjusted gross margin per barrel of throughput	$9.87
Variable production costs per barrel of throughput	$3.31
Operating expenses per barrel of throughput	$3.84
RIN Adjusted Fuel Gross Margin per barrel of throughput	$13.66

Three Months Ended June 30, 2023

In thousands	Mobile Refinery
Gross profit	$(6,462)
Unrealized (gain) loss on hedging activities	$3,762
Inventory valuation adjustments	(501)
Adjusted gross margin	$(3,201)
Variable production costs attributable to cost of revenues	28,763
Depreciation and amortization attributable to cost of revenues	5,369
RINs	25,410
Realized (gain) loss on hedging activities	138
Financing costs	(29)
Other revenues	(3,800)
Fuel gross margin	$52,650
Throughput (bpd)	78,820
Fuel gross margin per barrel of throughput	$7.34
Adjusted gross margin per barrel of throughput	$(0.45)
Variable production costs per barrel of throughput	$4.01
Operating expenses per barrel of throughput	$4.23
RIN Adjusted Fuel Gross Margin per barrel of throughput	$3.68

Six Months Ended June 30, 2023
In thousands	Mobile Refinery
Gross profit	$59,008
Unrealized (gain) loss on hedging activities	$3,192
Inventory valuation adjustments	(2,033)
Adjusted gross margin	$60,167
Variable production costs attributable to cost of revenues	50,015
Depreciation and amortization attributable to cost of revenues	8,513
RINs	41,525
Realized (gain) loss on hedging activities	(301)
Financing costs	2,266
Other revenues	(5,733)
Fuel gross margin	$156,452
Throughput (bpd)	75,095
Fuel gross margin per barrel of throughput	$11.51
Adjusted gross margin per barrel of throughput	$4.43
Variable production costs per barrel of throughput	$3.68
Operating expenses per barrel of throughput	$4.05
RIN Adjusted Fuel Gross Margin per barrel of throughput	$8.46

Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations

In thousands	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income (loss)	$(81,454)	$(63,781)	$(27,641)	$(64,590)	$38,947	$(59,260)
Depreciation and amortization	7,658	5,644	13,156	7,534	24,541	11,367
Income tax expense (benefit)	(27,236)	—	(8,477)	—	(10,966)	—
Interest expense	77,536	47,719	90,013	51,954	118,008	55,351
EBITDA	$(23,496)	$(10,418)	$67,051	$(5,102)	$170,530	$7,458
Unrealized (gain) loss on hedging activities	3,370	46,901	3,115	46,633	(43,664)	46,528
Inventory valuation adjustments	(501)	23,180	(2,033)	23,180	25,553	23,180
Gain on change in value of derivative warrant liability	(9,600)	945	(415)	4,524	(12,760)	(3,078)
Stock-based compensation	368	324.00	733.00	574	1,733	1,081
(Gain) loss on sale of assets	(4,291)	0	(72,032)	(415)	(71,109)	(625)
Acquisition costs	—	9,078	4,308.00	13,638	7,197	17,203
Enviromental clean-up	—	1,428	—	1,428	—	1,428
Other	—	(147)	—	(147)	(3)	2,106
Adjusted EBITDA	$(34,150)	$71,291	$727	$84,313	$77,477	$95,281

	Three Months Ended June 30, 2023
In thousands	Mobile Refinery	Legacy Refining & Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Net income (loss)	$(42,116)	$(1,312)	$(43,428)	$(3,667)	$(34,359)	$(81,454)
Depreciation and amortization	6,119	272	6,391	1,100	167	7,658
Income tax expense (benefit)	—	—	—	—	(27,236)	(27,236)
Interest expense	4,529	—	4,529	28	72,979	77,536
EBITDA	$(31,468)	$(1,040)	$(32,508)	$(2,539)	$11,551	$(23,496)
Unrealized (gain) loss on hedging activities	3,762	25	3,787	(417)	—	3,370
Inventory valuation adjustments	(501)	—	(501)	—	—	(501)
Gain on change in value of derivative warrant liability	—	—	—	—	(9,600)	(9,600)
Stock-based compensation	—	—	—	—	368	368
(Gain) loss on sale of assets	—	—	—	499	(4,790)	(4,291)
Acquisition costs	—	—	—	—	—	—
Adjusted EBITDA	$(28,207)	$(1,015)	$(29,222)	$(2,457)	$(2,471)	$(34,150)

	Six Months Ended June 30, 2023
In thousands	Mobile Refinery	Legacy Refining & Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Net income (loss)	$(5,939)	$(2,437)	$(8,376)	$(1,663)	$(17,602)	$(27,641)
Depreciation and amortization	9,999	494	10,493	2,326	337	13,156
Income tax expense (benefit)	—	—	—	—	(8,477)	(8,477)
Interest expense	8,405	—	8,405	85	81,523	90,013
EBITDA	$12,465	$(1,943)	$10,522	$748	$55,781	$67,051
Unrealized (gain) loss on hedging activities	3,192	(42)	3,150	(35)	—	3,115
Inventory valuation adjustments	(2,033)	—	(2,033)	—	—	(2,033)
Gain on change in value of derivative warrant liability	—	—	—	—	(415)	(415)
Stock-based compensation	—	—	—	—	733	733
(Gain) loss on sale of assets	—	—	—	(1,156)	(70,876)	(72,032)
Acquisition costs	—	—	—	—	4,308	4,308
Adjusted EBITDA	$13,624	$(1,985)	$11,639	$(443)	$(10,469)	$727

	Six Months Ended June 30, 2022
In thousands	Mobile Refinery	Legacy Refining & Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Net income (loss)	$(23,961)	$290	$(23,671)	$(26,015)	$(14,904)	$(64,590)
Depreciation and amortization	3,722	251	3,973	3,315	246	7,534
Income tax expense (benefit)	—	—	—	—	—	—
Interest expense	3,250	—	3,250	44,469	4,235	51,954
EBITDA	$(16,989)	$541	$(16,448)	$21,769	$(10,423)	$(5,102)
Unrealized (gain) loss on hedging activities	46,901	—	46,901	(268.00)	—	46,633
Inventory valuation adjustments	23,180	—	23,180	—	—	23,180
Gain on change in value of derivative warrant liability	—	—	—	945.00	3,579	4,524
Stock-based compensation	—	—	—	324.00	250	574
(Gain) loss on sale of assets	—	—	—	(415)	—	(415)
Acquisition costs	9,078	—	9,078	—	4,560	13,638
Enviromental clean-up	1,428	—	1,428	—	—	1,428
Other	(19)	—	(19)	(128.00)	—	(147)
Adjusted EBITDA	$63,579	$541	$64,120	$22,227	$(2,034)	$84,313

Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Ratio of Net Debt

In thousands	As of
	June 30, 2023		June 30, 2022		December 31, 2022
Long-Term Debt:
Senior Convertible Note	$15,230		$41,543		$95,178
Term Loan 2025	150,075		165,000		165,000
Finance lease liability long-term	67,290		44,640		45,164
Finance lease liability short-term	2,320		652		1,363
Operating lease liability long-term	66,914		3,816		44,545
Operating lease liability short-term	25,588		953		9,012
Long-Term Debt and Lease Obligations	$327,417		$256,604		$360,262
Unamortized discount and deferred financing costs	(33,402)		(37,035)		(81,918)
Insurance premiums financed	9,995		9,236		5,602
Long-Term Debt and Lease Obligations per Balance Sheet	$304,010		$228,805		$283,946
Cash and Cash Equivalents	(48,532)		(97,914)		(141,248)
Restricted Cash	(3,603)		(100)		(4,929)
Total Cash and Cash Equivalents	$(52,135)		$(98,014)		$(146,177)
Net Long-Term Debt	$275,282		$158,590		$214,085
Adjusted EBITDA	$77,477		$95,280		$161,000
Ratio of Net Debt	3.6	x	1.7	x	1.3	x